EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 30, 2002, except for Note 19, which is as of September 24, 2002 relating to the financial statements and financial statement schedule of Evolve Software, Inc., which appears in Evolve Software Inc.'s Annual Report on Form 10-K for the year ended June 30, 2002.

/s/  PricewaterhouseCoopers  LLP

San Jose, California
October 10, 2002


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